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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE

         THE PAYMENT OF THE DEBT EVIDENCED HEREBY IS SUBORDINATED TO ALL DEBTS OF THE OBLIGOR TO HARBINGER MEZZANINE PARTNERS, L.P. AS SET FORTH IN A SUBORDINATION AGREEMENT DATED AUGUST 9, 2001.


$3,600,000.00                                               Nashville, Tennessee
                                                                  August 9, 2001

              FOR VALUE RECEIVED, First Acquisition Company, a Nevada corporation (the "Obligor"), hereby promises to pay to 1st National Processing, Inc., a Nevada corporation (the "Holder"), the principal sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) without interest. The principal sum of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) shall be repaid as follows: on the first Business Day of each of the twelve (12) consecutive months commencing September 1, 2001, the Obligor shall pay Holder an amount equal to Fifty Thousand Dollars and No/100 Dollars ($50,000.00); and on the first Business Day of each of the twelve (12) consecutive months commencing September 1, 2002, the Obligor shall pay Holder an amount equal to Eighty Three Thousand Three Hundred and Thirty Three and No/100 Dollars ($83,333.33); and on September 1, 2003, the Obligor shall pay Holder an amount equal to the remaining principal balance due hereunder. Payment of principal shall be made to Holder and delivered to T. A. Gillis, as agent for Holder, at 689 Vineland Avenue, Henderson, Nevada 89014, or such other address as Holder may designate from time to time. Principal shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

         1. Definitions. The following words and terms when used in this Note shall have the meanings set forth below, unless the context or use indicates another or different meaning or intent, and such definitions and the other words and terms in this Note shall be equally applicable to the singular and plural as well as the masculine, feminine, and neuter, as the context requires.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of Nashville, Tennessee are authorized or obligated by law or executive order to close.

                  "Event of Default" means the occurrence of any of the following events:


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                  (a) the failure of Obligor to make any scheduled payment of principal due in connection with this Note within ten (10) days of the date on which such payment is due;

                  (b) Obligor's assignment for the benefit of its creditors or Obligor's admission in writing of its inability to pay its debts generally as they become due or Obligor's consent to the appointment of a receiver, conservator, custodian, liquidator, or trustee of Obligor or of all or any part of its property;

                  (c) Obligor's filing of a petition in voluntary bankruptcy or Obligor's seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect or Obligor's consent to the filing of any petition against it under any such law;

                  (d) the appointment of a receiver, conservator, custodian, liquidator, or trustee of Obligor's or of all or any of the property of Obligor, and such appointment remains in effect for more than sixty
         (60) days;

                  (e) an order for relief is entered under the federal bankruptcy laws with respect to Obligor or any of the material property of Obligor is sequestered by court order and such order remains in effect for more than sixty (60) days; or

                  (f) a petition is filed against Obligor under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within sixty (60) days after such filing.

                  "Note" means this Promissory Note.

                  "Person" means, whether or not capitalized, a natural person, a partnership, a corporation, an association, a limited liability company, a trust, a joint venture, a joint stock company, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

                  "Purchase Agreement" means that certain Asset Purchase Agreement, dated August 9, 2001, among Obligor, iPayment Holdings, Inc., a Tennessee corporation, the Company, T. A. Gillis, Leon D. Ladd and James L. Miller.

         2. Prepayment. Obligor, at its option, may prepay this Note, in whole or in part, at any time and without prior notice, by paying Holder the principal amount to be repaid, without penalty or premium.




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         3. Remedies for Event of Default.

             (a) If any Event of Default shall occur and be continuing, Holder may, by notice to Obligor, declare this Note and all liabilities of Obligor hereunder, to be immediately due and payable, and the same shall become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to Obligor, all of which are hereby waived.

             (b) In the event this Note is placed in the hands of an attorney for collection or enforcement, or in the event that Holder incurs any costs incident to the collection of any indebtedness evidenced hereby, Obligor agrees to pay all reasonable costs, including without limitation reasonable attorneys' fees, court costs and collection efforts, actually incurred by Obligor. Forbearance to exercise the remedies set forth herein with respect to any failure or breach of the Obligor shall not constitute a waiver by the Holder of any such remedies.

         4. Miscellaneous.

             4.1 Interest Rate. Obligor and Holder acknowledge and agree that no interest is payable on or with respect to the principal balance of this Note. In the event that any law, rule, regulation or order of a court of competent jurisdiction requires that interest or an imputed rate fees, court costs and collection efforts, be payable interest under this Note, the principal amount due under this Note shall be reduced by a like amount such that the maximum amount payable by Obligor under this Note, however characterized, shall be Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00).

             4.2 Notice. Any notice required by the provisions of this Note to be given to Holder or Obligor shall be (i) delivered personally, or mailed, certified mail, return receipt requested, postage prepaid, or delivered by nationally recognized overnight courier service to Holder at its address appearing on the books of Obligor or to Obligor at its principal executive offices, or (ii) transmitted by telex or facsimile transmission to the respective numbers of Holder or Obligor furnished in writing to the other party, and confirmed by certified mail, return receipt requested. Any such notice shall be deemed to have been given upon delivery, if delivered personally; three (3) days after mailing, if mailed; and one Business Day after delivery to the courier or after transmission, if delivered by overnight courier or transmitted by telex or facsimile transmission.

             4.3 Transfer. Notwithstanding any provision herein to the contrary, this Note may not be transferred or otherwise assigned, whether by operation of law or otherwise, by Holder without the written consent of Obligor.

             4.4 Descriptive Headings. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of and shall not be utilized in interpreting this Note.




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             4.5 Choice of Laws. This Note will be governed by and construed in accordance with the local laws of the State of Tennessee, in which state such indebtedness is incurred and in which this Note is made a delivered. Obligor and Holder hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America located in the State of Tennessee (the "Tennessee Courts") for any litigation arising out of or relating to this Note (and agrees not to commence any litigation relating thereto except in such courts), waive any objection to the laying of venue of any such litigation in the Tennessee Courts and agree not to plead or claim in any Tennessee Court that such litigation brought therein has been brought in an inconvenient forum.

             4.6 Set-Off. By its acceptance hereof, Holder specifically acknowledges and agrees that this Note is subject to Obligor's right to set-off against any and all amounts due hereunder any liability or amount owed to Obligor arising from or in connection with the Purchase Agreement or the transactions contemplated thereby, provided that if Obligor is asserting such right of set-off in connection with a claim for indemnification against Holder pursuant to Article IX of the Purchase Agreement, Obligor shall have complied with the terms and provisions of Article IX of the Purchase Agreement prior to any such set-off. Any such amounts shall first be applied to reduce the interest, if any, and fees due and payable to Holder as of such date and then to reduce the amount of the principal then due hereunder. Obligor specifically acknowledges and agrees that any guarantor of Obligor's obligations under the Note, or any guarantor of the obligations of such guarantor, is an intended third party beneficiary of this provision, and may exercise the right of set-off against any obligations it may have to Holder under any such guaranty in the same manner and to the same extent the Obligor could exercise such right directly against Holder.

             4.7 Amendment. All amendments to this Note, and any waiver or consent by the Holder, must be in writing and signed by the Holder and the Maker. Obligor and any endorser hereof hereby severally waive presentment, demand, notice of dishonor, protests and all other notices whatever, and agree that Holder may, without releasing the liability of Obligor, grant extensions or renewals of this Note, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.

             4.8 Extension. Obligor and any endorser hereof hereby severally waive presentment, demand, notice of dishonor, protests and all other notices whatever, and agree that Holder may, without releasing the liability of Obligor , grant extensions or renewals of this Note, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.




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         IN WITNESS WHEREOF, the undersigned has executed this Note this 9th day of August, 2001.


                                     FIRST ACQUISITION COMPANY


                                     By:   /s/ Gregory S. Daily
                                        ---------------------------------------
                                     Title:
                                           -------------------------------------


ATTEST:


   /s/ Gregory S. Daily
------------------------------
Secretary




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